EXHIBIT 10.8

ENDORSEMENT METHOD SPLIT DOLLAR AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of this ___ day of ________, by and between the following parties: First Financial Bank, N.A. (the "Bank") and «executive» (the "Executive").

This Agreement between the Bank and the Executive sets forth the terms under which the Bank will purchase and own a life insurance policy (the "Policy") insuring the life of the Executive; and the death proceeds of the Policy will be divided between the Bank and the beneficiary designated by the Executive.  This Agreement is made in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged.

I.	POLICY TITLE AND OWNERSHIP

The Bank has applied for one or more life insurance policies, hereinafter collectively referred to as the "Policy," insuring the life of the Executive.  Schedule A, which is attached hereto and incorporated herein by reference as if fully rewritten, provides the following information with regard to the Policy: the issuer thereof (the "Insurer"), the policy number, and such other information as therein set forth.  The Bank and the Executive agree to take all necessary action to cause the Insurer to issue the Policy and to cause the Policy to conform to the provisions of this Agreement.  The Bank and the Executive further agree that the Policy shall be subject to the terms and conditions of this Agreement.  If the Bank and the Executive mutually agree to change the coverage under the Policy, the rights, duties, and benefits of the parties to such changed coverage shall continue to be subject to the terms of this Agreement.

The Bank shall be the sole and absolute owner of and shall possess all incidents of ownership in the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy except as may be otherwise provided in this Agreement.

This Agreement is effective as to a Policy upon execution of this Agreement or upon issuance of such Policy, whichever is later.  The Bank shall be responsible for safeguarding the Policy.

II.	BENEFICIARY DESIGNATION RIGHTS

The Executive shall have the right and power to instruct the Bank from time to time to designate a beneficiary or beneficiaries (collectively referred to herein as the "Executive's Beneficiary") to receive the Part Two Share of the proceeds payable under this Agreement upon the death of the Executive, and to elect a payment option for such Executive's Beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.  The Bank agrees to designate the Executive's Beneficiary for the Part Two Share in such Policy in accordance with the written direction of the Executive.  The parties to this Agreement shall execute and forward promptly and without unreasonable delay, changes in beneficiary designation forms and documents, including the Policy, as required by the Insurer, to effectuate the exercise of any rights of the parties hereto.  If the Executive does not designate a Beneficiary or if no Beneficiary survives the Executive, the Executive's Beneficiary shall be his or her estate.

III.	PREMIUM PAYMENT METHOD

The Bank shall pay amounts equal to the planned premiums and any other premium payments that might become necessary to keep the Policy in force.

IV.	USE OF DIVIDENDS

Dividends declared on the Policy shall be applied as the Bank elects on the Policy application.

V.	TAXABLE BENEFIT

The Executive will receive an annual taxable benefit equal to the assumed cost of insurance to the extent required by the Internal Revenue Service.  The Bank will cause the amount of imputed income received annually to be reported to the Executive on Form W-2 or its equivalent.

VI.	DIVISION OF DEATH PROCEEDS

Upon the death of the Executive, the Bank shall cooperate with the Executive's Beneficiary to take whatever action is necessary to collect the death benefit provided under the Policy.  Subject to Section VII of this Agreement, the death proceeds of the Policy shall be as follows and paid in the following order to the extent that such proceeds permit.  When such death benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

A.
Part One Share.  First the Bank shall be entitled to an amount known herein as the "Part One Share" which is equal to the premiums which the Bank has paid for the Policy since the effective date of this Agreement.

B.	Part Two Share. Second, the Executive's Beneficiary shall be entitled to an amount known herein as the "Part Two Share" which is equal to the following:

(i)
If the Executive is employed by the Bank or an Affiliated Employer at the time of his or her death, the Part Two Share shall be equal to three times the Executive's base salary in effect at the time of his or her death.  For purposes of this Agreement, "Affiliated Employer" means First Financial Bancorp and any employer which is a direct or indirect subsidiary of First Financial Bancorp, but only during the period it is such a subsidiary.

(ii)
If the Executive is not employed by the Bank or an Affiliated Employer at the time of his or her death, and if, when the Executive's employment with the Bank and all Affiliated Employers terminated, the Executive:  (a) was then eligible to receive an immediate retirement benefit under the Early Retirement, Normal Retirement, Late Retirement, or Disability Retirement provisions of the First Financial Bancorp Employees' Pension Plan and Trust as in effect from time to time, and (b) had been employed by First Financial Bancorp and/or an Affiliated Employer for at least five years, the Part Two Share shall be equal to three (3) times the Executive's base salary at the time of his or her termination of employment.  For purposes of clause (b) of this subparagraph, employment with an Affiliated Employer other than First Financial Bancorp (or the successor or predecessor of that Affiliated Employer) during any period during which that employer is not a subsidiary or affiliate of First Financial Bancorp shall be disregarded.

(iii)
For purposes of this Agreement, an Executive's base salary shall be his or her base annual rate of compensation not including fringe benefits, bonuses, incentive compensation, severance pay, contributions to or benefits paid under qualified or nonqualified retirement or deferred compensation plans, stock options, expense reimbursements, or other forms of special compensation.  Notwithstanding the prior sentence, the Executive's base salary shall include any pre-tax elective deferral contributions made at the Executive's election under a cash or deferred arrangement that is qualified under section 401(k) of the Internal Revenue Code of 1986, as amended (“Code”), and any elective contributions made by the Executive under a Code section 125 cafeteria plan or flexible spending arrangement.

VII.	OTHER DISPOSITION OF THE POLICY

Subject to the Executive's option to purchase an assignment of the Policy under Section IX below, if this Agreement terminates for any reason (except due to the death of the Executive if such death entitles the Executive's Beneficiary to a Part Two Share under Section VI hereof), the Bank may surrender or cancel the Policy for its cash surrender value and retain all such value, or the Bank may change the beneficiary designation provisions of the Policy, naming itself or any other person or entity as beneficiary thereof, or exercise any other ownership rights in and to the Policy, without regard to the provisions of this Agreement.  Thereafter, neither the Executive nor any person claiming for or through him or her shall have any further interest in and to the Policy, either under the terms thereof or this Agreement.

VIII.	PREMIUM WAIVER

If the Policy contains a premium waiver provision and such waiver becomes operative, such waived premium amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.	TERMINATION OF AGREEMENT

This Agreement shall terminate upon the final payment of death benefits as provided under Section VI hereof.  This Agreement also shall terminate upon the happening of any one of the following:

A.
The Executive leaves the employ of the Bank and all Affiliated Employers (voluntarily or involuntarily) for a reason other than his or her death and prior to having met all of the requirements in Section VI(B)(ii) above.

B.
The Executive (whether or not the Executive satisfied the requirements of Section VI(B)(ii) above) is discharged from employment with the Bank or an Affiliated Employer for cause.  Solely for purposes of this Agreement, "cause" shall mean gross negligence or gross neglect or the commission of a felony or gross misdemeanor involving moral turpitude, fraud, dishonesty, or willful violation of any law that results in any adverse effect on the Bank or an Affiliated Employer.

C.	The Executive notifies the Bank in writing that he or she irrevocably elects to terminate this Agreement and relinquish all of his or her rights thereunder.

If the Executive's employment is terminated for cause or if the Executive elects to terminate this Agreement, this Agreement shall terminate as of the earlier of the date of termination of employment or the date that the termination election is received by the Bank, respectively, and neither the Executive nor any person claiming for or through him shall have any further rights under this Agreement or under the Policy.  If the Executive's employment terminates for any reason except cause or the Executive's death, and if the Executive has not met all of the requirements in Section VI(B)(ii) above, the Bank shall notify the Executive through certified mail as soon as administratively practicable that he or she has an assignable option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, equal to the greater of:

A.	The cash value of the Policy as of the date of such assignment, or

B.	The amount of the premiums paid by the Bank prior to the date of such assignment plus interest thereon at the annual rate of six percent (6%).

The amounts in items A and B above shall be reduced by any outstanding loans or withdrawals from the Policy made by the Bank.

If the Executive does not provide written notice to the Bank that he or she elects to exercise this option within 14 calendar days after the date the Bank sends notice of such option, this Agreement and all of the Executive's rights, interest, and claims hereunder and in the Policy shall terminate and be irrevocably forfeited as of the end of such 14 day period.

If the Executive provides timely written notice of the exercise of such option, he or she shall have 30 calendar days from the date the Bank sent the notification to him or her of such option to make the required cash payment to the Bank or to notify the Bank in writing that he or she irrevocably elects to have such payment deducted from any amounts then owed to him or her by the Bank.  If the Executive timely pays for such assignment, this Agreement shall terminate as of the effective date of the assignment of the Policy.  If the Executive does not timely pay, this Agreement and all of the Executive's rights, interest, and claims hereunder and in the Policy shall terminate and be irrevocably forfeited as of the end of such 30 day period.

X.	ASSIGNMENT

Notwithstanding any provision hereof to the contrary, the Executive may at any time during the term of this Agreement, with the Bank's written consent, absolutely and irrevocably assign by gift all of his or her right, title, and interest in and to this Agreement and the Policy to an assignee.  This right shall be exercisable by the execution and delivery to the Bank of a written assignment, on a form prepared or approved by the Bank.  Upon the Bank's consent to such written assignment executed by the Executive and duly accepted by the assignee thereof, the Bank shall indicate its consent thereto in writing and shall thereafter treat the Executive's assignee as the sole owner of all of the Executive's right, title, and interest in and to this Agreement and in and to the Policy.  Thereafter, the Employee shall have no right, title, or interest in and to this Agreement or the Policy.  Notwithstanding the foregoing, the provisions of Section VI(B)(i) and (ii) shall be applied by determining the employment status and/or pension eligibility of the Executive (the assignor), not the assignee.

The Bank may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the Insurer or from a third party.  The amount of such loan together with accumulated interest thereon shall not exceed the amount of premiums paid by the Bank on the Policy.

XI.	AGREEMENT BINDING

This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and the Executive and his or her heirs, successors, personal representatives, executors, administrators, assigns, and beneficiaries.

XII.	NAMED FIDUCIARY AND PLAN ADMINISTRATOR

The Bank is hereby designated the "Named Fiduciary" under this Agreement.  As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of the split dollar life insurance plan established herein.  The Named Fiduciary may allocate to others certain aspects of the management and operational responsibilities of the split dollar life insurance plan established herein, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIII.	CLAIMS PROCEDURE

The Named Fiduciary hereby establishes a claims procedure, attached as Exhibit A hereto and incorporated herein as if fully rewritten, which is consistent with the requirements of section 503 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Executive or any Beneficiary claiming any benefit under this Agreement must exhaust such claims procedure before commencing action in any judicial or administrative forum.

XIV.	GOVERNING LAW

The laws (other than laws governing conflicts of laws) of the State of Ohio shall govern this Agreement.

XV.	AMENDMENT OF AGREEMENT

This Agreement may be altered, amended, or modified only by a written agreement signed by the Bank and the Executive.  It shall be the obligation of the Bank to notify the Insurer of any amendments or changes to this Agreement.  Notwithstanding the foregoing, (i) if the Insurer is replaced with another insurer, the Bank may, subject to applicable law, amend the Agreement without the consent of the Executive so long as the Part Two Share is not reduced and (ii) the Bank may amend the Agreement without the consent of the Executive to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Agreement to any present or future law relating to agreements of this or similar nature (including, but not limited to, Code section 409A), and to the administrative regulations and rulings promulgated thereunder.

XVI.	INTERPRETATION OF AGREEMENT

The Bank, as the Named Fiduciary, shall have sole discretion to interpret each and all provisions of this Agreement and to determine the eligibility of any person for benefits under this Agreement.  All such determinations of the Bank shall be binding on all persons concerned.  Where appropriate in this Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine and vice versa.

XVII.	INSURER NOT A PARTY TO THIS AGREEMENT

The Insurer shall not be deemed a party to this Agreement.  The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy.  No provision of this Agreement or any amendment or modification thereto shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Bank and filed with the Insurer in connection herewith.

Executed this _______ day of ____________________, _____.

First Financial Bank, N.A.

Witness:	By:
	Name:	J. Franklin Hall
	Title:	Senior Vice President and Chief Financial Officer

«executive»

Witness:	Signed:

ENDORSEMENT METHOD SPLIT DOLLAR AGREEMENT
SCHEDULE A

Insurer:	Sun Life Assurance Company of Canada (US)

Policy Number:	On File

Bank:	First Financial Bank, N.A. (Owner of Policy)
300 High Street
Hamilton, OH 45011

Executive:	«executive»

Relationship of
Bank to Executive:	Employer

ENDORSEMENT METHOD SPLIT DOLLAR AGREEMENT
BENEFICIARY DESIGNATION FORM

Instructions:  The Executive (hereafter, "you") should complete this form in order to direct the Bank to designate your beneficiaries for purposes of the Endorsement Method Split Dollar Agreement (the "Agreement").  If you designate more than one primary beneficiary, please indicate below what percent of the policy proceeds you want each surviving primary beneficiary to receive.  If you designate more than one contingent beneficiary, please indicate what percent of the policy proceeds you want each surviving contingent beneficiary to receive if no primary beneficiary survives you.  If you designate more than one beneficiary but you do not indicate what percent each one should receive, the proceeds will be divided equally among each surviving primary beneficiary (or equally among each surviving contingent beneficiary if no primary beneficiary survives you).  Any percentages that you designate for primary beneficiaries will be increased proportionately for surviving primary beneficiaries if some primary beneficiaries die before you die and you do not file a new form.  The same rule will apply to contingent beneficiaries if no primary beneficiaries survive you.   When you die, the proceeds will be distributed to the primary beneficiaries you designated who survive you.  If no primary beneficiary survives you, the proceeds will be distributed to the contingent beneficiaries you designated who survive you.  If no designated primary or contingent beneficiary survives you, the proceeds will be distributed according to the applicable terms of the Agreement.

Primary Beneficiary:
Name:	Relationship	Percentage
________________________________	________________________	__________
________________________________	________________________	__________
________________________________	________________________	__________
________________________________	________________________	__________

Contingent Beneficiary:
Name	Relationship	Percentage
________________________________	_________________________	__________
________________________________	_________________________	__________
________________________________	_________________________	__________
________________________________	_________________________	__________

I direct the Bank to designate the person(s) or entity named above to be my beneficiary(ies) for purposes of the Agreement.  I hereby revoke all prior directions regarding designations of primary and contingent beneficiaries for purposes of the Agreement.  I understand that this form applies only if I properly complete it and file it with the Bank before my death.  I reserve the right to revoke or change my beneficiary designation directions by filing a new properly completed form with the Bank before my death, which revocation or change shall be forwarded to the proper parties or entities, subject to the terms of the Agreement.

Name of Executive:  «executive»

____________________________________________	____________________________
Signature of Executive	Date

EXHIBIT A TO ENDORSEMENT METHOD SPLIT DOLLAR AGREEMENT

Benefit Claims.

[1]           Normally, the Executive need not present a formal claim for plan benefits in order to qualify for rights or benefits under this Agreement  (the “Plan”).  If, however, any person is not granted the rights or benefits to which the person believes himself or herself to be entitled, a formal claim for benefits must be filed in accordance with this section.  A claim by any person must be presented to the claims official appointed by the Plan Committee — the members of the Plan Committee are selected by the Bank from time to time and serve at the pleasure of the Bank — in writing (or, if none is appointed, to the Plan Committee) within the maximum time permitted by law or under regulations promulgated by the Secretary of Labor or his or her delegate pertaining to claims procedures.  The claims official will, within a reasonable time, and not later than the maximum period of time specified by law or under regulation, consider the claim and will issue his or her determination thereon in writing.  If the claim is granted, the appropriate distribution or payment will be made.  Before deciding the claim, the claims official will review the provisions of the Plan and other relevant Plan documents, including similar claims, to ensure and verify that the claim is made in accordance with those documents and that the decision is applied consistently with regard to similarly situated claimants.

[2]           If the claim is wholly or partially denied, the claims official will, within a reasonable period of time, and normally within 90 days of the receipt of such claim, or if the claim is a claim on account of Disability (as defined under the First Financial Bancorp Employees’ Pension Plan and Trust), within 45 days of the receipt of such claim, provide the claimant with written notice of the denial setting forth in a manner calculated to be understood by the claimant:

[a]	The specific reason or reasons for the denial;

[b]           Specific references to pertinent Plan provisions on which the denial is based;

[c]           A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary;

[d]           An explanation of the Plan’s claim review procedure and the time limits applicable to such procedures; and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination upon review; and

[e]           In the case of an adverse determination of a claim on account of Disability, the information to the claimant shall include, to the extent necessary, the information set forth in Employee Benefits Security Administration Regulation 2560.503-1(g)(1)(V).

If special circumstances require the extension of the 45-day or 90-day period described above, the claimant will be notified before the end of the initial period of the circumstances requiring the extension and the date by which the review official expects to reach a decision.  Any extension for deciding a claim will not be for more than an additional 90-day period, or if the claim is a claim on account of Disability, for not more than two additional 30-day periods.

[3]           Each claimant may appeal in writing the claims official’s denial of a claim to a review official designated by the Plan Committee for a full and fair review.  The claimant or his or her duly authorized representative may:

[a]           Request a review by filing a written application with the review official;

[b]           Review and receive copies of pertinent documents; and

[c]           Submit issues and comments in writing.

[4]           The Plan Committee may establish time limits within which a claimant may request review of a denied claim which are reasonable in relation to the nature of the benefit which is the subject of the claim and other attendant circumstances but which will not be less than 60 days (180 days in the case of a denial of a claim on account of Disability) after receipt by the claimant of written notice of the denial of his or her claim.

[5]           The decision by the review official upon review of a claim will be made normally not later than 60 days (45 days in the case of a claim on account of Disability) after his or her receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered as soon as possible, but not later than 120 days (90 days in the case of a claim on account of Disability) after receipt of the request for review.  This notice to the claimant will indicate the special circumstances requiring the extension and the date by which the review official expects to render a decision and will be provided to the claimant prior to the expiration of the initial 45-day or 60-day period.

[6]           The decision on review will be in writing and will include specific reasons for the decision written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.  The review official will consider all information submitted by the claimant, regardless of whether the information was part of the original claim.  The decision will also include a statement of the claimant’s right to bring an action under ERISA section 502(a).

In the case of a claim on account of Disability:  (a) the review of the denied claim shall be conducted by a named fiduciary who is neither the individual who made the benefit determination nor a subordinate of such person; and (b) no deference shall be given to the initial benefit determination.  For issues involving medical judgment, the named fiduciary must consult with an independent health care professional who may not be the health care professional who decided the initial claim.

[7]           To the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the review official on review, as the case may be, will be final and binding on all parties.  No legal action for benefits under the Plan will be brought unless and until the claimant has exhausted his or her remedies under this section.